Exhibit 99

AZTAR

News Release

CONTACT: Joe Cole

602/381-4111

FOR IMMEDIATE RELEASE

AZTAR REPORTS FIRST-QUARTER 2003 RESULTS

PHOENIX, Arizona - April 23, 2003 - Aztar Corporation (NYSE: AZR) today announced results for its fiscal first quarter of 2003. Highlights of the quarter, which ended on April 3, 2003, were:

•	Earnings per share of 36 cents, diluted, compared with 35 cents per share in the year-earlier quarter.
•	Operating income of $31.7 million versus $32.1 million.
•	EBITDA of $44.2 million compared with $44.6 million.

"Our business held up well in the first quarter despite the war, the economy and severe winter weather, which had a large negative impact on our operations in Atlantic City, especially over the important Presidents' Day weekend. This year's quarter also presented a particularly difficult challenge for us because we were up against a record first quarter last year," said Paul E. Rubeli, Aztar chairman of the board and chief executive officer. "Importantly for the future, our Tropicana Atlantic City expansion is well on the way to becoming a reality. Although the snow and cold weather have caused us to lose a number of construction days, resulting in project completion being pushed back by several weeks, we still anticipate that the project will open by the end of the first quarter of 2004."

The expansion of the Tropicana Atlantic City will create the largest hotel, third largest casino and only indoor Las Vegas-style dining/entertainment/retail complex in Atlantic City. The expansion includes 502 additional hotel rooms, 20,000 square feet of meeting space, 2,400 parking spaces, and "The Quarter," the project's centerpiece, a 200,000-square-foot dining, entertainment and retail center. Over 40 new outlets will occupy The Quarter, which, when added to the over 20 then existing, will result in over 60 dining, entertainment and retail choices at the Tropicana.

Aztar First Quarter 2003 Earnings Release
April 23, 2003   Page 2

The company is completing enhancement to other areas of the Tropicana, including a major renovation of the Tropicana's Boardwalk façade. An additional 280 slot machines and dining and retail facilities in an area named "The Marketplace at the Boardwalk" opened early this month.

Balance Sheet Items

Cash and cash equivalents were $45 million at the end of the first quarter of 2003 compared with $53 million at the end of 2002. Long-term debt, including the current portion, was $546 million at the end of the first quarter of 2003, compared with $529 million at the end of 2002. There were 35.4 million shares of common stock outstanding at the end of the first quarter of 2003.

Share Repurchase

The company announced on December 11, 2002, that its board of directors had authorized management to make discretionary repurchases of up to 4.0 million shares of its common stock, or approximately 10 percent of common stock outstanding at that time. During the first quarter of 2003, the company purchased 1,674,800 shares at an average price of $13.01 per share, bringing the total purchased in the program to 1,958,000 shares at an average price of $13.20 per share.

Capital Expenditures

In the first quarter of 2003, purchases of property and equipment totaled $29 million. Approximately $10 million of the total was spent on routine expenditures, and $19 million (including $1.5 million of capitalized interest) went for development.

Conference Call

Our first-quarter 2003 earnings conference call will be broadcast live on the Internet beginning at 4:30 p.m. Eastern Daylight Time on Wednesday, April 23, 2003. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website for one year following the call.

Aztar First Quarter 2003 Earnings Release
April 23, 2003   Page 3

Selected Results ($ in millions, except ADR, which is Average Daily Rate)
First Quarter
	2003		2002
(unaudited)
Consolidated Revenue EBITDA Depreciation and amortization Operating income EBITDA margin Depreciation and amortization percent of revenue Operating income margin	$ $ $ $	203.0 44.2 12.5 31.7 21.8% 6.2% 15.6%	$ $ $ $	206.0 44.6 12.5 32.1 21.7% 6.1% 15.6%
Tropicana Atlantic City Revenue EBITDA Depreciation and amortization Operating income EBITDA margin Depreciation and amortization percent of revenue Operating income margin Occupancy ADR	$ $ $ $ $	104.1 25.1 7.3 17.8 24.1% 7.0% 17.1% 91.8% 76.89	$ $ $ $ $	110.3 27.6 7.1 20.5 25.0% 6.4% 18.6% 94.3% 80.91
Tropicana Las Vegas Revenue EBITDA Depreciation and amortization Operating income EBITDA margin Depreciation and amortization percent of revenue Operating income margin Occupancy ADR	$ $ $ $ $	38.3 6.2 1.7 4.5 16.2% 4.5% 11.7% 97.8% 71.11	$ $ $ $ $	36.1 4.2 1.7 2.5 11.6% 4.7% 6.9% 92.6% 71.21

Aztar First Quarter 2003 Earnings Release
April 23, 2003   Page 4
Ramada Express Laughlin Revenue EBITDA Depreciation and amortization Operating income EBITDA margin Depreciation and amortization percent of revenue Operating income margin Occupancy ADR	$ $ $ $ $	24.4 6.6 1.5 5.1 27.0% 6.1% 20.9% 78.0% 27.59	$ $ $ $ $	25.1 7.4 1.5 5.9 29.5% 6.0% 23.5% 85.1% 28.01
Casino Aztar Evansville Revenue EBITDA Depreciation and amortization Operating income EBITDA margin Depreciation and amortization percent of revenue Operating income margin Occupancy ADR	$ $ $ $ $	30.2 9.1 1.3 7.8 30.1% 4.3% 25.8% 80.8% 68.12	$ $ $ $ $	27.9 7.7 1.5 6.2 27.6% 5.4% 22.2% 77.6% 66.41
Casino Aztar Caruthersville Revenue EBITDA Depreciation and amortization Operating income EBITDA margin Depreciation and amortization percent of revenue Operating income margin	$ $ $ $	6.0 1.2 0.7 0.5 20.0% 11.7% 8.3%	$ $ $ $	6.6 1.3 0.7 0.6 19.7% 10.6% 9.1%
Corporate EBITDA Depreciation and amortization Operating income	$ $ $	(4.0) 0.0 (4.0)	$ $ $	(3.6) 0.0 (3.6)

EBITDA Explanation

EBITDA is operating income before depreciation and amortization. EBITDA should not be construed as a substitute for operating income as it is determined in accordance

Aztar First Quarter 2003 Earnings Release
April 23, 2003   Page 5

with generally accepted accounting principles (GAAP). EBITDA information has been included because we believe it is a commonly used measure of operating performance in the gaming industry and an important basis for the valuation of gaming companies. Accordingly, we use EBITDA as the primary operating performance measure in our bonus programs for executive officers. We also use EBITDA to evaluate the operating performance of our properties. We believe that the performance of our operating units is more appropriately measured before depreciation and amortization, especially since the allocation of capital in our company is decided by corporate management and is subject to the approval of the board of directors. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies. The most directly comparable financial measure to EBITDA that is calculated and presented in accordance with GAAP is operating income.

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

# # #

The disclosures herein include statements that are 'forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," "targets," or other words or phrases of similar import. Similarly, statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to war and terrorist activities and other factors affecting discretionary consumer spending, economic conditions, the impact of new competition including the Borgata, which is scheduled to open in Atlantic City in summer 2003, our ability to complete the Tropicana Atlantic City expansion on budget and on time, the success of "The Quarter," the ongoing benefit of dockside gaming in Indiana, our ability to execute our development plans, estimates of development costs and returns on development capital, weather, litigation outcomes, judicial actions, legislative matters and referenda including the potential legalization of gaming in Maryland, New York and Pennsylvania, and taxation including potential tax increases in Indiana, Missouri, Nevada and New Jersey. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for January 2, 2003 and certain registration statements of the company.

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended April 3, 2003 and April 4, 2002
(in thousands, except per share data)
First Quarter
2003	2002

Revenues
  Casino
  Rooms
  Food and beverage
  Other

Costs and expenses
  Casino
  Rooms
  Food and beverage
  Other
  Marketing
  General and administrative
  Utilities
  Repairs and maintenance
  Provision for doubtful accounts
  Property taxes and insurance
  Rent
  Depreciation and amortization

Operating income

  Interest income
  Interest expense
  Equity in unconsolidated partnership's loss

Income before income taxes

  Income taxes

Net income

Net income per common share

Net income per common share assuming dilution

Weighted-average common shares applicable to:
    Net income per common share
    Net income per common share assuming dilution

$161,506 17,678 14,389 9,443 203,016 69,696 9,194 13,674 7,501 19,147 19,020 4,114 6,234 442 7,696 2,079 12,548 171,345 31,671 192 (9,553) -- 22,310 (8,765) $ 13,545 ======== $ .37 $ .36 36,189 37,440

$164,646
18,434
13,955
   8,959
205,994

69,470
9,644
13,247
8,108
19,111
20,410
3,491
6,370
914
6,327
4,266
  12,539
 173,897

32,097

388
(10,355)
    (458)

21,672

  (7,913)

$ 13,759
========

$    .37

$    .35

36,888
38,922

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
(in thousands)
April 3, 2003	January 2, 2003

Assets:
  Cash and cash equivalents
  Other current assets
    Total current assets
  Investments
  Property and equipment
  Intangible assets
  Other assets

Liabilities and Shareholders' Equity:
  Current portion of long-term debt
  Other current liabilities
    Total current liabilities
  Long-term debt
  Other long-term liabilities
  Series B convertible preferred stock
  Shareholders' equity

$ 45,218 51,986 97,204 17,683 1,044,521 55,388 11,626 $1,226,422 ========== $ 5,095 120,556 125,651 541,333 47,018 5,513 506,907 $1,226,422 ==========	$ 52,896 56,376 109,272 17,420 1,025,059 53,625 5,306 $1,210,682 ========== $ 5,015 114,606 119,621 524,066 46,040 5,601 515,354 $1,210,682 ==========